UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 8, 2015, the Company approved certain amendments to the following Company-sponsored plans: the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries and the Special Separation Benefit Plan of Unit Corporation and Participating Subsidiaries (together, the "Plans"); the first plan applies generally to all salaried employees of the company and the latter plan applies to salaried employees who will have less than twenty years of service at the time of their Separation of Service and who have been approved for participation in that plan. The Plans provide for certain Weekly Separation Benefits to be paid to employees on a Separation of Service (as defined in the Plans) based on formulas set forth in the Plans. The December 8, 2015 amendments to the Plans changed the formula for determining the payouts at the time of a Separation of Service under the Plans. Before the amendment, the Plans provided that the Weekly Separation Benefit payable to an Eligible Employee would be calculated by dividing the Eligible Employee’s average Base Salary for the one year period ending immediately before the date of the Separation from Service by 52 to calculate the Weekly Separation Benefit. Under the amended Plans, the formula to determine the Weekly Separation Benefit will be determined by taking the Eligible Employee’s highest annual salary for the five year period before the date of the Separation from Service and dividing it by 52 to determine the Weekly Separation Benefit amount. If the Eligible Employee’s salary is materially reduced in one year of that five year period preceding the Separation of Service as compared to his or her annual salary in any of the other years in the five years before the date of the Separation of Service, application of the amended formula for determining the Weekly Separation Benefit would result in an increased Separation Benefit award for the Eligible Employee as compared to an award determination made under the previous version of the Plans.

The descriptions of the amendments set forth above are qualified in all respects by reference to the full text of the Plans which are filed as Exhibit 10.1 and 10.2 to this Form 8-K and incorporated by reference in this Item 5.02(e). Additional information regarding the Plans (before the above-described amendments) can also be found in the Company’s proxy statement for its 2015 annual stockholders meeting, which was filed with the Securities and Exchange Commission on March 25, 2015.

The amendments to the Plans are effective as of December 8, 2015.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Benefit Plan of Unit Corporation and Participating Subsidiaries
10.2	Special Separation Benefit Plan of Unit Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: December 14, 2015	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.        Description

10.1	Separation Benefit Plan of Unit Corporation and Participating Subsidiaries
10.2	Special Separation Benefit Plan of Unit Corporation